UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 25, 2006

UNITED FUEL & ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-68008	91-2037688
(Commission File Number)	(IRS Employer Identification No.)

405 N. Marienfeld, 3rd Floor, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

(432) 571-8049
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 25, 2006, we sold shares of our Series A 8% Convertible Preferred Stock in a private placement, pursuant to which we have entered into material agreements as described in Item 3.02 below, which is incorporated into this Item 1.01 by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

Sale of Series A Preferred Stock

On April 25, 2006, we sold a total of 6,050 shares of our Series A 8% Convertible Preferred Stock in a private placement of our securities to 7 investors in reliance upon the exemption provided by Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. Previously, on March 31, 2006, we sold a total of 6,750 shares of our Series A 8% Convertible Preferred Stock, as reported on a Form 8-K filed with the Securities and Exchange Commission on April 4, 2006.

We sold the shares of Series A Preferred Stock for $1,000 per share, resulting in gross proceeds of $6,050,000. Our net proceeds from the sale were $5,626,500 after payment of a commission and fees of approximately $423,500 to our placement agent, Sanders Morris Harris. We also issued a common stock warrant for the purchase of 201,667 shares of our common stock at an exercise price of $1.65 to our placement agent pursuant to the terms of our engagement agreement with them and reimbursed them for $2,443.89 in expenses at the closing of the sale of Series A Preferred Stock. The form of warrant issued to our placement agent for the sales reported hereunder, as well as for the sales of the Series A Preferred Stock and Common Stock previously reported on our Forms 8-K filed with the Securities and Exchange Commission on April 4, 2006 and March 15, 2006, is set forth as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Each of the investors who purchased shares of the Series A Preferred Stock represented to us that they were an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and that the stock was to be acquired for their own account for investment and not with a view to, or for resale in connection with, any distribution and that they must bear the economic risk of their investment for an indefinite period of time because neither the preferred stock shares, nor the underlying common stock has been registered under any securities laws and therefore cannot be sold without registration under applicable securities laws or an exemption from such registration is available.

As part of the placement of the Series A Preferred Stock, we have filed a Certificate of Designation with the Nevada Secretary of State for the Series A Preferred Stock which provides for dividends of 8% per annum, a liquidation preference, optional conversion into common stock at an initial conversion price of $1.50, anti-dilution protection, optional redemption after five years by the holder at 125% of the initial purchase price and special voting rights, including the right to vote on all matters presented to our stockholders for their action or consideration (on an as-converted basis) and the right to elect one member to our Board of Directors (voting together as a single class). The foregoing description of the rights and preferences of the Series A Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation for the Series A Preferred Stock, a copy of which was attached as an Exhibit to our Form 8-K filed with the Securities and Exchange Commission on April 4, 2006.

We also entered into a registration rights agreement with the all of the investors in our Series A Preferred Stock, pursuant to which we will use commercially reasonable efforts to file with the SEC, a registration statement covering the shares of common stock issuable upon conversion of the Series A Preferred Stock within sixty (60) days after the final closing, and to cause such shares to be registered within one hundred and twenty (120) days (or in one hundred and eighty (180) days in the event of an SEC Review) following the date of the final closing. If such a registration statement is not filed within the sixty (60) day period or declared effective within the appropriate period set forth above, or if thereafter the registration statement is not effective (subject to blackout dates not to exceed thirty (30) consecutive trading days in any three hundred sixty five (365) day period) then the conversion price of the Series A Preferred Stock will be reduced by $0.25 and for each subsequent six-month period that the common stock is not registered, the conversion price will be reduced by an additional $0.25; provided that the conversion price not be reduced to lower than $0.75 from such adjustment. The foregoing description of the registration rights agreement is not complete and is qualified in its entirety by reference to the full text of the form of the registration rights agreement, which was attached as an Exhibit to our Form 8-K and filed with the Securities and Exchange Commission on April 4, 2006.

On April 28, 2006, we issued a press release related to the sales of securities described above, a copy of which is attached hereto as Exhibit 99.1

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description

4.1	Form of Warrant issued to Sanders Morris Harris, Inc.

99.1	Press Release dated April 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION

Date: April 28, 2006	By:	/s/ Charles McArthur
Charles McArthur
Chief Executive Officer and President

 EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant issued to Sanders Morris Harris, Inc.

99.1	Press Release dated April 28, 2006